Exhibit 5.1

February 18, 2011

Mack-Cali Realty Corporation

343 Thornall Street

Edison, New Jersey 08837

Re:                                         Mack-Cali Realty Corporation, a Maryland corporation (the “Company”) — issuance and sale of Seven Million One Hundred Eighty-Seven Thousand Five Hundred (7,187,500) shares (the “Securities”) of Common Stock, par value one cent ($0.01) per share (the “Common Stock”), of the Company pursuant to a Registration Statement on Form S-3 (Registration No. 333-155695), as amended and supplemented (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of the Securities under the Securities Act of 1933, as amended (the “Act”), by the Company pursuant to the Registration Statement.  You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)                                     the charter of the Company (the “Charter”) represented by Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on May 24, 1994, Articles of Amendment and Restatement filed with the Department on July 28, 1994, Articles of Amendment and Restatement filed with the Department on August 9, 1994, Articles of Amendment filed with the Department on May 31, 1996, Articles of Amendment filed with the Department on June 13, 1997, Articles of Amendment filed with the Department on December 11, 1997, Articles of Amendment filed with the Department on May 22, 1998, Certificate of Correction filed with the Department on June 3, 1999, Articles of Restatement filed with the Department on June 11, 1999, Articles Supplementary filed with the Department on June 11, 1999,

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Articles Supplementary filed with the Department on July 2, 1999, Articles of Amendment filed with the Department on May 15, 2001, Articles of Restatement filed with the Department on June 13, 2001, Articles Supplementary filed with the Department on March 13, 2003, Articles Supplementary filed with the Department on September 17, 2009 and Articles of Restatement filed with the Department on September 18, 2009;

(ii)                                  the Amended and Restated Bylaws of the Company, which were adopted on June 10, 1999 (the “Amended and Restated Bylaws”), and Amendment No. 1 to the Amended and Restated Bylaws of the Company, as adopted on March 4, 2003 (“Amendment No. 1”), as amended by Amendment No. 2 to the Amended and Restated Bylaws of the Company, as adopted on May 24, 2006 (“Amendment No. 2”, and together with Amendment No. 1 and the Amended and Restated Bylaws, the “Bylaws”);

(iii)                               the Minutes of the Organizational Meeting of the Board of Directors of the Company, dated May 25, 1994 (the “Organizational Minutes”);

(iv)                              resolutions adopted by the Board of Directors of the Company, or a committee thereof, on June 10, 1999, September 16, 2008, February 10, 2011 and February 15, 2011 (collectively, the “Resolutions”);

(v)                                 the Registration Statement, and the related final prospectus supplement dated February 15, 2011 (the “ Prospectus Supplement”) and the final base prospectus dated November 26, 2008 (the “Base Prospectus”, and together with the Prospectus Supplement, the “Prospectus”);

(vi)                              a status certificate of the Department, dated as of February 11, 2011, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland;

(vii)                           a certificate of Roger W. Thomas, Executive Vice President, General Counsel and Secretary of the Company, and Daniel Wagner, Vice President, Senior Associate General Counsel and Assistant Secretary of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Organizational Minutes and the Resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Officers’ Certificate; and

(viii)                        such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)                                  each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)                                 each natural person executing any of the Documents is legally competent to do so;

(c)                                  any of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; all statements and information contained in the Documents are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)                                 the Officers’ Certificate and all other certificates submitted to us are true and correct both when made and as of the date hereof;

(e)                                  none of the Securities will be issued or transferred in violation of the provisions of Article VI of the Charter, relating to restrictions on ownership and transfer of capital stock; and

(e)                                  none of the Securities will be issued and sold to an Interested Stockholder of the Company or an Affiliate thereof, all as defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law (“MGCL”), in violation of Section 3-602 of MGCL.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

(1)                                  The Company is a corporation duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.

(2)                                  The issuance of the Securities has been duly authorized by all necessary corporate action on the part of the Company and when such Securities are issued and delivered by the Company in exchange for the consideration therefor as provided in the Resolutions, such Securities will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the substantive laws of the State of Maryland, and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers.  To the extent that any matter as to which our opinion is expressed herein would be governed by any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention.  We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to the incorporation by reference of this opinion in the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Securities.  We also consent to the identification of our firm as Maryland counsel to the Company in the section of the Registration Statement entitled “Legal Matters.”  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

/s/ Ballard Spahr LLP